UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 20, 2008

Meta Financial Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22140	42-1406262
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA	50588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 9.01 — Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on February 15, 2008, Meta Financial Group, Inc. (the “Registrant”) was required to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (the “Form 10-Q”) pending its engagement of a new independent registered public accounting firm and such accounting firm’s review of the Form 10-Q.

On February 20, 2008, the Registrant received a Nasdaq Staff Determination letter notifying the Registrant that it has not complied with Nasdaq Marketplace Rule 4310(c)(14) due to the Registrant’s failure to timely file the Form 10-Q and that, as a result, the Registrant’s common stock is subject to delisting from The Nasdaq Global Market.  The Registrant intends to appeal the staff’s determination and to address its plan for regaining compliance with Nasdaq Marketplace Rules at a hearing before a Nasdaq Listings Qualifications Panel on April 3, 2008.  Under Nasdaq rules, a request for hearing stays the delisting action pending the issuance of a written determination by the Listing Qualifications Panel.  Accordingly, the Registrant’s common stock will remain listed on The Nasdaq Global Market pending a listing determination by the Listing Qualifications Panel.

A copy of the press release announcing the Registrant’s receipt of the Nasdaq Staff Determination letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release issued by Meta Financial Group, Inc., dated February 25, 2008, announcing its receipt of Nasdaq Staff Determination letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ David W. Leedom
David W. Leedom
Senior Vice President, Secretary, Treasurer
and Chief Financial Officer

Dated: February 25, 2008

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release issued by Meta Financial Group, Inc., dated February 25, 2008, announcing its receipt of Nasdaq Staff Determination letter.